UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
_______________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 17, 2021
Earliest Event Date requiring this Report: February 17, 2021

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	000-28331	84-1047159
(State of Incorporation of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, Est. 313
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Capstone Companies, Inc., a Florida corporation, (“Company”) issued a press release today announcing the introduction of two Connected Surface Smart Mirror products: Wardrobe model and Fitness model.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and quotes the Company chief executive officer as predicting the potential of the Company’s Connected Surface Smart Mirror products as being a potential delivery platform for virtual content.  Predictions of new product acceptance by consumers and future utility as a delivery platform for virtual content are forward looking statements subject to the notice below.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Forward Looking Statements. The press release attached as Exhibit 99.1 to this Current Report on Form 8-K and this Current Report on Form 8-K contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K and the attached press release regarding new products’ potential and utility as a delivery platform for virtual content, product and marketing strategy and future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K and the attached press release and involve a number of risks and uncertainties, some beyond the Company’s control or ability to foresee or predict, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the impact of Coronavirus/COVID-19 pandemic on the Smart Mirror product line, any difficulty in marketing Company products in its target markets, competition in the market (especially the intense and growing competition by larger competitors in the fitness Smart Mirror industry segment) and impact of evolving technologies in Smart Mirrors on Company’s prospects and products. Smart Mirror product line is a new product line and there is no basis to predict whether this new product line will attain any significant sales or have any material impact on business and financial performance of the Company.  The competition in Smart Mirror industry is intense and there are many competitors with substantially greater resources, distribution channels, brand recognition among consumers, product functionality and market presence than the Company.  The Company is just launching its Smart Mirror product line and there is no sales data to indicate consumer interest in the product line. Company may be unable to successfully compete in this new emerging market, even in a niche market capacity, or even establish a foothold in the Smart Mirror industry. Additional information and risk factors that could lead to material changes in Company’s performance are contained in its filings with the Securities and Exchange Commission or “SEC”. The continuing adverse impact of and uncertainty about the Coronavirus/COVID-19 pandemic and emergence of newer, more highly infectious strains of that virus, make it extremely difficult to predict future economic conditions, consumer response to the Smart Mirrors in the short and long term, challenges for small reporting, consumer product companies like the Company. Our products are deemed a discretionary purchase, not an essential purchase, consumer goods and are usually very sensitive to and affected by changes in consumer confidence and general economic conditions. Any investment in the Company’s common stock, which is a “penny stock,” is highly risky and not suitable for investors who require liquidity and are unable to withstand the loss of their investment.  Investors should only rely on public information in our filings with the SEC, especially disclosures of Risk Factors, as a basis for investment decisions about Company common stock. Company’s SEC filings can be accessed through SEC website: www.sec.gov or the corporate website listed below.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release by Capstone Companies, Inc., dated February 17, 2021, re: Introduction of Two New Smart Mirror Products

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., a Florida corporation

By: /s/ James G. McClinton
James G. McClinton, Chief Financial Officer
Dated: February 17, 2021